UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/17/2012

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Discovery Communications, Inc. will issue a press release providing an overview of financial results for fourth quarter and full year 2012 results on Thursday, February 14, 2013, at 7:00 a.m. EST. A one-hour conference call with Discovery management will follow beginning at 8:30 a.m. EST. The conference call will be available live as a listen-only webcast at: www.discoverycommunications.com. The domestic toll-free dial-in number is 1-866-700-6293 or outside of the U.S. dial +1-617-213-8835, passcode: 38272747.

A replay of the call will be available beginning approximately one hour after the completion of the call until February 28, 2013. The replay can be accessed by phone in the U.S. at 1-888-286-8010 and outside of the U.S. at +1-617-801-6888, passcode 20914715. The replay also will be available via audio webcast in the “Investor Relations” section of the company's website.
Item 9.01.    Financial Statements and Exhibits
99.1 Press release dated December 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: December 18, 2012	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development Officer & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated December 17, 2012